                                                                      EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE

    Weighted average common shares, net dilutive effect of stock options and conversion of preferred stock for all years are adjusted for 10% stock dividend declared December 21, 1995 and December 19, 1996.

    Primary earnings per common share is computed as follows:

                                                                                1996        1995        1994
                                                                             ----------  ----------  ----------
Weighted average common shares outstanding.................................   4,621,582   4,182,946   4,088,372
Net effect of dilutive stock options at average market price...............      95,275      57,828      68,652
                                                                             ----------  ----------  ----------
Total shares...............................................................   4,716,857   4,240,774   4,157,024
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Net income (in thousands)..................................................  $    8,666  $    6,965  $    3,264
Less preferred stock dividends declared....................................          89         414         415
                                                                             ----------  ----------  ----------
Net income applicable to common stock......................................  $    8,577  $    6,551  $    2,849
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Per common share amount....................................................  $     1.82  $     1.55  $      .69
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------

    Fully diluted earnings per common share is computed as follows:

                                                                                1996        1995        1994
                                                                             ----------  ----------  ----------
Weighted average common shares outstanding.................................   4,621,582   4,182,946   4,088,372
Net effect of dilutive stock options.......................................     156,401      72,771      80,597
Assumed conversion of series B, preferred stock............................     102,086     485,189     485,189
                                                                             ----------  ----------  ----------
Total shares...............................................................   4,880,069   4,740,906   4,654,159
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Net income (in thousands)..................................................  $    8,666  $    6,965  $    3,264
Less preferred stock dividends declared
                                                                             ----------  ----------  ----------
Net income applicable to common stock......................................  $    8,666  $    6,965  $    3,264
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Per common share amount....................................................  $     1.78  $     1.47  $      .69
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------

------------------------

(1) ABA Opinion 15 states that when there are antidilutive effects of common stock equivalents, such effect should not be reported. Therefore, fully diluted earnings per share for 1994 is $.69. These are the same as primary earnings per share of $.69.